EXHIBIT 99.1

Adesto Technologies Announces Second Quarter Financial Results

Continues to Gain Design Win Momentum

SUNNYVALE, Calif., Aug. 09, 2016 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter and Recent Highlights:

  Revenue was $10.3 million, compared to $10.2 million in the first quarter 2016 and $10.6 million in the second quarter 2015;
  GAAP gross margin was 46.0%, compared to 49.1% in the first quarter of 2016 and 39.6% in the second quarter of 2015;
  Secured 59 new design wins across the industrial, consumer, communications and automotive markets for a total of 88 year-to-date; and
  Closed on a $20 million debt facility.

Commenting on the quarter, Narbeh Derhacobian, Adesto’s president and CEO, stated, “Results in the second quarter met our expectations with revenue reflecting the anticipated softer demand in the consumer and computing markets. We continued to make notable progress during the quarter on our design win momentum across all of our end markets, achieving a record number of quarterly design wins. The industrial end market represented the largest number of new wins, followed by the consumer market. Similar to the trend we saw in 2015, the consumer market represented the largest percentage of our estimate of the total dollar value opportunity, reflecting efforts to further expand our revenue opportunities in high-volume consumer applications. As an example, we recently gained strong traction with several high profile devices, including a personal tracking device as well as a wristband in support of a recently popular gaming application.

“In addition to our design wins progress, we also introduced new product families within our DataFlash and Standard Serial Flash product groups -- the first of which was specifically designed to target the Smart Meter market in China. The new products within our Standard Flash family are an extension of our strategy to pursue higher unit volume opportunities and further diversify our business, while also mitigating end market cyclicality over time.”

Mr. Derhacobian concluded, “As we look to the second half of the year, variability in customer forecasts across our end markets is warranting a more cautious view. We continue to believe we are well positioned with customers across our product portfolio, and our ramping design wins will serve as a key catalyst to future growth. With the recent closing of the debt facility, our business is fully funded, enabling us to remain focused on executing our growth initiatives.”

Second Quarter 2016 Results
Revenue in the quarter ended June 30, 2016 was $10.3 million, compared to $10.2 million in the first quarter of 2016 and $10.6 million in the second quarter of 2015.

GAAP gross margin in the second quarter of 2016 was 46.0%, compared to 49.1% in the first quarter of 2016 and 39.6% in the second quarter of 2015. The sequential decrease was due primarily to product mix weighted towards the lower margin consumer market.

GAAP net loss in the second quarter of 2016 was $4.3 million, or $0.29 per share, compared to GAAP net loss of $1.5 million, or $0.10 per share, in the first quarter of 2016 and GAAP net loss of $1.8 million, or $3.14 per share, in the second quarter of 2015.

Adjusted EBITDA for the second quarter was a loss of $2.7 million, compared to a loss of $1.9 million in the first quarter of 2016 and a loss of $0.7 million in the second quarter of 2015.

On a non-GAAP basis, net loss in the second quarter of 2016 was $3.1 million, or $0.21 per share, compared to a net loss of $2.4 million, or $0.16 per share, in the first quarter of 2016 and a net loss of $1.5 million, or $0.15 per share, in the second quarter of 2015.

A reconciliation of our GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and cash equivalents totaled $14.1 million as of June 30, 2016, compared to $19.2 million as of March 31, 2016. After the end of the second quarter, the Company closed on a $20 million senior secured debt facility, refinancing Adesto’s then outstanding borrowings of $10.5 million.

Business Outlook
For the third quarter of 2016, the Company expects revenue to grow to a range between $10.8 million and $11.2 million. GAAP gross margin is expected to be between 45% and 47%, GAAP operating expenses are expected to range between $8.5 million and $8.8 million and non–GAAP operating expenses are expected to be between $7.4 million and $7.7 million.

Conference Call Information
Adesto will host a conference call today at 7:00 a.m. Pacific Time to discuss its financial results. Investors and analysts may join the call by dialing 1-855-715-1006 and providing confirmation code 47921050. International callers may join the teleconference by dialing +1-440-996-5684 using the same confirmation code. The call will also be available as a live and archived webcast in the Investor Relations section of the Company’s website at http://www.adestotech.com.

A telephone replay of the conference call will be available approximately two hours after the conference call until August 16, 2016 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 47921050.

Non-GAAP Financial Information
To supplement our financial results presented in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. We believe these non-GAAP financial measures are useful in evaluating our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management regularly uses our supplemental non-GAAP financial measures internally to help us evaluate growth trends, establish budgets, measure the effectiveness of our business strategies and assess operational efficiencies.   These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Our non-GAAP financial measures include adjustments based on the following items:

  Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP financial measures. Although stock-based compensation is an important part of our employees’ compensation affecting their performance, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
  Amortization of acquisition-related intangible assets: We have excluded the effect of amortization of acquisition-related intangible assets from our non-GAAP financial measures. Amortization of acquisition-related intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of acquisition-related intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Revaluation of preferred stock warrants: We have excluded the effect of the revaluation of preferred stock warrants from our non-GAAP financial measures. Revaluation of our preferred stock warrants is a non-cash expense and we evaluate our financial performance excluding the impact of any revaluation of preferred stock warrants. Upon the completion of our initial public offering in October 2015, all preferred stock warrants converted to common stock warrants, as a result there will be no preferred stock revaluation income or expense in future periods.
  Extraordinary gains from dispute settlements:  We have excluded the effect of the gain on settlement of an alleged liability with a former foundry supplier from our non – GAAP financial measures. The gain on settlement is a non-cash gain, is not a recurring event and is not part of our core operations and was excluded when evaluating our financial performance.

Our non-GAAP Financial Measures are described as follows:

  Non-GAAP net loss and net loss per share. Non-GAAP net loss is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, amortization of acquisition-related intangible assets and the revaluation of preferred stock warrants and extraordinary gains from dispute settlements. Non-GAAP net loss per share is non-GAAP net loss divided by non-GAAP diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock which occurred in connection with our initial public offering in October 2015, as if conversion had occurred at the beginning of the period.
  Adjusted EBITDA is net loss as reported on our consolidated statements of operations, excluding the impact of the same items excluded from the calculation of non-GAAP net loss as well as interest expense, depreciation and amortization, and our provision for income taxes.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Information.”

About Adesto Technologies
Adesto Technologies (NASDAQ:IOTS) is a leading provider of application-specific, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products with intelligent features to conserve energy and enhance performance including Fusion Serial Flash, DataFlash® and products based on Conductive Bridging RAM (CBRAM®) technology. CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today's memory technologies without sacrificing speed and performance. Adesto is focused on delivering differentiated solutions and helping its customers usher in the era of the Internet of Things. For more information, please visit http://www.adestotech.com.

Forward looking Statements
The quotes of our Chief Executive Officer in this release regarding our prospects for growth, as well as all statements under “Business Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our end markets; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of August 9, 2016, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 9, 2016 press release, or to reflect the occurrence of unanticipated events.

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$14,139	$23,089
Accounts receivable, net	5,854	6,536
Inventories	9,134	7,368
Prepaid expenses	1,262	1,155
Other current assets	1,224	1,186
Total current assets	31,613	39,334
Property and equipment, net	3,608	909
Intangible assets, net	8,941	9,559
Other non-current assets	216	114
Goodwill	22	22
Total assets	$44,400	$49,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	9,938	9,680
Income taxes payable	82	52
Accrued compensation and benefits	1,582	893
Accrued expenses and other current liabilities	1,852	1,413
Term loan	5,713	5,606
Total current liabilities	19,167	17,644
Term loan	4,929	7,814
Deferred tax liability, non-current	2	1
Total liabilities	24,098	25,459

Stockholders' equity
Common stock	2	2
Additional paid-in capital	108,819	107,167
Accumulated other comprehensive loss	(163)	(146)
Accumulated deficit	(88,356)	(82,544)
Total stockholders' equity	20,302	24,479
Total liabilities and stockholders' equity	$44,400	$49,938

ADESTO TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$10,282	$10,600	$20,458	$20,290
Cost of revenue	5,548	6,406	10,728	12,236
Gross profit	4,734	4,194	9,730	8,054
Operating expenses:
Research and development	4,200	3,132	8,137	6,096
Sales and marketing	2,842	2,086	5,445	4,063
General and administrative	1,690	822	3,398	1,670
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Total operating expenses	8,732	6,040	15,018	11,829
Loss from operations	(3,998)	(1,846)	(5,288)	(3,775)
Other income (expense):
Interest expense, net	(224)	(305)	(482)	(486)
Other income (expense), net	(33)	407	(11)	289
Total other income (expense), net	(257)	102	(493)	(197)
Loss before provision for income taxes	(4,255)	(1,744)	(5,781)	(3,972)
Provision for income taxes	17	22	31	71
Net loss	$(4,272)	$(1,766)	$(5,812)	$(4,043)

Net loss per share
Basic and diluted	$(0.29)	$(3.14)	$(0.39)	$(7.21)
Weighted average number of shares used in computing net loss per share
Basic and diluted	14,983,132	561,830	14,978,925	560,694

ADESTO TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except for share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP gross profit	$4,734	$4,194	$9,730	$8,054
Stock-based compensation expense	20	2	38	3
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP gross profit	$4,754	$4,196	$9,768	$8,057

GAAP research and development expenses	$4,200	$3,132	$8,137	$6,096
Stock-based compensation expense	(259)	(27)	(514)	(41)
Amortization of acquisition-related intangible assets	(121)	(121)	(242)	(242)
Non-GAAP research and development expenses	$3,820	$2,984	$7,381	$5,813

GAAP sales and marketing expenses	$2,842	$2,086	$5,445	$4,063
Stock-based compensation expense	(175)	(14)	(344)	(21)
Amortization of acquisition-related intangible assets	(188)	(188)	(376)	(376)
Non-GAAP sales and marketing expenses	$2,479	$1,884	$4,725	$3,666

GAAP general and administrative expenses	$1,690	$822	$3,398	$1,670
Stock-based compensation expense	(366)	(27)	(733)	(47)
Amortization of acquisition-related intangible assets	-	-	-	-
Non-GAAP general and administrative expenses	$1,324	$795	$2,665	$1,623

GAAP operating expenses	$8,732	$6,040	$15,018	$11,829
Stock-based compensation expense	(800)	(68)	(1,591)	(109)
Amortization of acquisition-related intangible assets	(309)	(309)	(618)	(618)
Gain from settlement with former foundry supplier	-	-	1,962	-
Non-GAAP operating expenses	$7,623	$5,663	$14,771	$11,102

GAAP loss from operations	$(3,998)	$(1,846)	$(5,288)	$(3,775)
Stock-based compensation expense	820	70	1,629	112
Amortization of acquisition-related intangible assets	309	309	618	618
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Non-GAAP loss from operations	$(2,869)	$(1,467)	$(5,003)	$(3,045)

Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(4,272)	$(1,766)	$(5,812)	$(4,043)
Stock-based compensation expense	820	70	1,629	112
Revaluation of preferred stock warrants	-	(72)	-	(81)
Gain from settlement with former foundry supplier	-	-	(1,962)	-
Amortization of acquisition-related intangible assets	309	309	618	618
Non-GAAP net loss	(3,143)	(1,459)	(5,527)	(3,394)
Interest expense	236	305	508	486
Provision for (benefit from) income taxes	17	22	31	71
Depreciation and amortization	199	396	429	827
Adjusted EBITDA	$(2,691)	$(736)	$(4,559)	$(2,010)

Non-GAAP diluted net loss per share	($0.21)	($0.15)	($0.37)	($0.35)

Reconciliation of shares used in computing non-GAAP net loss per share:
Diluted shares:
Weighted-average shares used in calculating GAAP diluted net loss per share	14,983,132	561,830	14,978,925	560,694
Incremental shares upon conversion of convertible preferred stock in connection with IPO	-	9,114,739	-	9,114,739
Weighted-average shares used in calculating non-GAAP diluted net loss per share	14,983,132	9,676,569	14,978,925	9,675,433

Company Contact:
David Viera
Director, Corporate Communications
P: 408-419-4844
E: david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Leanne K. Sievers, Executive Vice President
P: 949-224-3874
E: sheltonir@sheltongroup.com